Exhibit 21

SUBSIDIARIES OF THE REGISTRANT*

SUBSIDIARY (as of August 15, 2017)	STATE OR OTHER JURISDICTION OF OPERATION
Lam Research AG	Austria
Lam Research Management GmbH	Austria
IPEC FSC Ltd	Barbados
IPEC International Sales FSC Ltd	Barbados
Lam Research Belgium BVBA	Belgium
Novellus Systems, Inc.	California, United States
Novellus Systems International, LLC	California, United States
Lam Research International Holdings Ltd.	Cayman Islands
Lam Research International Holdings II Ltd.	Cayman Islands
Farsight Capital International Ltd.	Cayman Islands
Lam Research (Shanghai) Co., Ltd.	China
Lam Research Service Co., Ltd.	China
Novellus Systems Semiconductor Equipment Co. Ltd. (Shanghai)	China
Lam Research International Holding Company	Delaware, United States
Novellus International Holdco, LLC.	Delaware, United States
SpeedFam-IPEC International Services, LLC	Delaware, United States
Lam Research Capital, LLC	Delaware, United States
Silfex, Inc.	Delaware, United States
Topeka Merger Sub 3, Inc.	Delaware, United States
Lam Research SAS	France
Lam Research GmbH	Germany
Lam Research (H.K.) Limited	Hong Kong
Lam Research Illinois IAG, Inc	Illinois, United States
Lam Research (India) Private Ltd.	India
Lam Research (Ireland) Limited	Ireland
Lam Research (Israel) Ltd.	Israel
Lam Research Services Ltd.	Israel
Gasonics Israel Ltd.	Israel
Lam Research S.r.l.	Italy
Lam Research Co., Ltd.	Japan
Lam Research Luxembourg S.à.r.l.	Luxembourg
Lam Research Malaysia Sdn. Bhd.	Malaysia
Lam Research B.V.	Netherlands
Lam Research International B.V.	Netherlands
Lam Research IAG International HC B.V. **	Netherlands
Novellus Systems International B.V.	Netherlands
Lam Research Korea Limited	Republic of Korea
Lam Research Korea LLC YH	Republic of Korea
Lam Research Manufacturing Korea, LLC	Republic of Korea
Lam Research Singapore Pte Ltd.	Singapore
Novellus Singapore Holdings Pte. Ltd.	Singapore
Lam Research Holding GmbH	Switzerland
Lam Research International Sàrl	Switzerland

Exhibit 21

SUBSIDIARY (as of August 15, 2017)	STATE OR OTHER JURISDICTION OF OPERATION
Novellus Systems (Schweiz) Holding GmbH **	Switzerland
Lam Research Co., Ltd.	Taiwan
Lam Research (H.K.) Limited, Taiwan Branch	Taiwan
Lam Research Ltd.	United Kingdom
Metryx, Ltd.	United Kingdom
*In accordance with Item 601(b)(21) of Regulation S-K, the Company has omitted from this Exhibit the names of some of its subsidiaries which, considered in the aggregate as a single subsidiary, do not constitute a significant subsidiary as defined in Rule 1-02(w) of Regulation S-X.
**In liquidation.